                                                                  Exhibit 10(h)


                                                                  Execution Copy



                            INTERCREDITOR AGREEMENT



                 This INTERCREDITOR AGREEMENT (this "Agreement") is made and executed as of this 31st day of May, 1995 by and among CITICORP USA, INC., as administrative agent (the "Administrative Agent") for the "Banks" parties to the "Revolving Credit Agreement" described below, BANK OF AMERICA ILLINOIS, as issuing and paying agent (the "Issuing and Paying Agent") for such Banks and WMX TECHNOLOGIES, INC. ("WMX"), with respect to certain financing arrangements with OHM Corporation and its wholly-owned subsidiary OHM Remediation Services Corp. (each, a "Borrower" and, collectively, the "Borrowers").

                              W I T N E S S E T H:

                 WHEREAS, the Borrowers are parties to that certain Revolving Credit Agreement dated as of May 31, 1995 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") with the financial institutions from time to time party thereto (the "Banks"), the Issuing and Paying Agent and the Administrative Agent (the Banks, the Issuing and Paying Agent and the Administrative Agent being referred to collectively as, the "Lender Parties");

                 WHEREAS, the Borrowers have granted to the Issuing and Paying Agent, on behalf of the Lender Parties, in order to secure the "Obligations" (as defined in the Credit Agreement), a security interest in substantially all of their personal property;

                 WHEREAS, WMX has executed that certain Guaranty dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "WMX Guaranty") pursuant to which WMX has guaranteed the prompt and complete repayment of the Borrowers' Obligations up to limits set forth in the WMX Guaranty;

                 WHEREAS, upon payment by WMX of any of the obligations pursuant to the WMX Guaranty, WMX shall be entitled, to the extent of such payment, to seek reimbursement from the Borrowers under applicable principles of subrogation and under that certain reimbursement agreement dated as of the date hereof between WMX and the Borrower (the "Reimbursement Agreement");

                 WHEREAS, the Borrowers have granted to WMX, in order to secure their respective reimbursement obligations with respect to

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payments by WMX under the WMX Guaranty, a security interest in substantially all of their personal property; and

                 WHEREAS, the Administrative Agent and the Issuing and Paying Agent, each on behalf of itself and the other Lender Parties, and WMX desire to set forth certain agreements, rights and interests with respect to and in connection with their respective interests with respect to the Borrowers and their security interests and liens in and upon the "Collateral" (as defined below).

                 NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Administrative Agent, the Issuing and Paying Agent and WMX hereby agree as follows:

                 SECTION 1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

                 "Agent" shall means either the Administrative Agent or the Issuing and Paying Agent.

                 "Business Day" means any day on which banks are not required or authorized to close in New York, New York, Chicago, Illinois or Pittsburgh, Pennsylvania.

                 "Claim" shall mean either the Lenders' Claim or the WMX Claim, as the case may be.

                 "Collateral" shall mean all property and interests in property now owned or hereafter acquired by the Borrowers in or upon which a security interest, lien or mortgage has been or is hereafter granted to the Issuing and Paying Agent or any of the other Lender Parties under any of the Lender Documents, or WMX under any of the WMX Documents, or, in each case, under any other documents, instruments or writings executed by either Borrower and delivered to the Issuing and Paying Agent, any other Lender Party or WMX in connection therewith.

                 "Enforcement" shall mean, collectively or individually, any demand for payment or acceleration of the indebtedness of the Borrowers owing to the Lender Parties or WMX, as the case may be, repossession of any of the Collateral, exercise of any set- off rights, or commencement of judicial enforcement of any of the rights and remedies under the Lender Documents, the WMX Documents, any related agreements or applicable law.

                 "Enforcement Notice" shall mean a written notice delivered pursuant to Section 2.01 hereof at a time when a Lender Default or a Reimbursement Default has occurred and is continuing, announcing the intent of the party delivering such notice to commence Enforcement, which notice shall
(i) if given



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by either Agent, state that a Lender Default has occurred and is outstanding, or if given by WMX, state that a Reimbursement Default has occurred and is outstanding, (ii) set forth the current balance of the Lenders' Claim or the WMX Claim, as applicable, and (iii) request the current balance of the other Claim.

                 "Enforcement Stay Period" shall mean, with respect to any Enforcement Notice, a period of time beginning on the date of receipt of such Enforcement Notice by the intended recipients thereof, and ending at the close of business on the 10th Business Day thereafter, or on such earlier date as the Agents and WMX may agree.

                 "Lender Default" shall mean an "Event of Default" (as defined in the Credit Agreement).

                 "Lender Documents" shall mean the "Transactions Documents" (as defined in the Credit Agreement).

                 "Lender Group" means each of (a) the Lender Parties and (b)
WMX.

                 "Lenders' Claim" shall mean all of the "Obligations" (as defined in the Credit Agreement) of the Borrowers to the Lender Parties, including, but not limited to, all outstanding credit extended by the Lender Parties to or for the benefit of the Borrowers at any time in connection with the Lender Documents, any interest thereon, any fees and expenses in connection therewith, and any costs or expense of collection or enforcement, including reasonable attorneys' and paralegals' fees and costs.

                 "Lenders' Pro Rata Share" shall mean, with respect to any proceeds of Collateral, payments, or amounts received by exercise of any set-off, a fraction calculated at the time such proceeds arise or such payments or amounts are received, but prior to the application thereof to the Lenders' Claim or the WMX Claim, the numerator of which is the amount of the Lenders' Claim, and the denominator of which is the sum of the Lenders' Claim and the WMX Claim.

                 "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                 "Reimbursement Default" shall mean any failure by the Borrowers to reimburse WMX with respect to the WMX Claim under applicable principles of subrogation or in accordance with the terms of the Reimbursement Agreement.





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                 "Sale Notice" shall mean a written notice delivered a any time following the expiration of an Enforcement Stay Period by either Agent to WMX or by WMX to the Agents, as the case may be, stating the intent of the party delivering such notice to conduct either a public or private sale of all or a portion of the Collateral, which notice shall, in reasonably sufficient detail,
(i) specify the time and place of such sale, (ii) indicate whether such sale is a public or private sale, and (iii) identify the Collateral which will be the subject of such sale.

                 "WMX Claim" shall mean, at any time, the outstanding claim of WMX against the Borrowers at such time, under applicable legal or equitable principles of indemnity or subrogation or under the Reimbursement Agreement between WMX and the Borrowers, following payment by WMX under the WMX Guaranty, together with any costs or expenses of collection or enforcement, including reasonable attorneys, and paralegals' fees and costs; provided, however, that if for any purpose hereunder the amount of the WMX Claim is to be determined prior to the time a payment is made under the WMX Guaranty, or at any time that a partial draw has been made on the Guaranty and further amounts may be drawn under the Guaranty, the amount of the WMX Claim shall be deemed to be equal to the then applicable WMX Guaranty Cap.

                 "WMX Documents" shall mean the Reimbursement Agreement, that certain Security Agreement between the Borrowers and WMX dated as of the date hereof, and that certain Pledge Agreement between OHM and WMX dated as of the date hereof.

                 "WMX Guaranty Cap" shall mean, at any time, the then applicable "Guaranteed Amount" under and as defined in the WMX Guaranty, or, if WMX's liability under the WMX Guaranty shall have been limited pursuant to
Section 3(c) of the WMX Guaranty, such lesser amount to which such liability shall have been so limited.

                 "WMX' Pro Rata Share" shall mean, with respect to any proceeds of Collateral, payments, or amounts received by exercise of any set-off, a fraction, calculated at the time such proceeds arise or such payments or amounts are received, but prior to the application thereof to the Lenders' Claim or the WMX Claim, the numerator of which is the amount of the WMX Claim, and the denominator of which is the sum of the Lenders' Claim and the WMX Claim.

                 SECTION 2.  Intercreditor Agreement.

                 2.01. Enforcement Notices; Enforcement Stay Period; Enforcement. Before commencing Enforcement against either Borrower, the Agents shall deliver an Enforcement Notice to WMX. Before commencing Enforcement against either Borrower, WMX shall deliver an Enforcement Notice to the Agents with a copy to the Borrowers. None of the Lender Parties shall commence Enforcement





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with respect to any Lender Default referenced in an Enforcement Notice given by the Agents during the Enforcement Stay Period with respect to such Enforcement Notice, provided that during such Enforcement Stay Period, demand for payment may be made, the maturity of any portion of the Lender's Claim may be accelerated, and any commitment to extend credit pursuant to the Credit Agreement may be terminated. WMX shall not commence Enforcement with respect to any Reimbursement Default referenced in an Enforcement Notice given by WMX during the Enforcement Stay Period with respect to such Enforcement Notice provided that such Enforcement Stay Period, demand for payment may be made. Notwithstanding the foregoing, the Lender Parties and WMX may each commence Enforcement without giving a prior Enforcement Notice or prior to the expiration of an Enforcement Stay Period if a petition is filed by or against either Borrower for relief under title 11 of the United States Code, as amended from time to time, or under any similar state statute. Each Lender Group may join with the other Lender Group in such other Lender Group's Enforcement.

                 The Agents and WMX each agree to use good faith efforts to cooperate with respect to any proposed or continuing Enforcement in order to maximize the amount of proceeds obtained therefrom. The Agents and WMX agree to exchange, upon request, information regarding the Collateral (including, but not limited to, appraisals and third party offers to purchase, or inquiries as to, the Collateral). Each Lender Group agrees to use its best efforts to notify the other Lender Group, prior to incurring any material expense in connection with Enforcement, or with any appraisal of or evaluation of the Collateral.

                 2.02. Sale Notice. If either Lender Group intends to conduct a public or private sale of any of the Collateral, then such Lender Group shall provide a Sale Notice with respect to such Collateral being sold. To be effective, such Sale Notice must be delivered in one of the manners set forth in Section 3.01 hereof, with an actual or deemed receipt date (pursuant to the provisions of Section 3.01) at least ten (10) days prior to such proposed sale.

                 2.03. The Collateral; Distribution of Proceeds of Collateral. The Agents and WMX each acknowledge and agree that the Borrowers have, pursuant to the Lender Documents and the WMX Documents, granted liens and security interests in all of the Collateral to both the Issuing and Paying Agent (for the benefit of the Lenders) and WMX. To the extent that either Agent or WMX receives at any time while a WMX Claim is outstanding, or at any time after the obligations under the Credit Agreement have become due by their terms at maturity or the Administrative Agent has accelerated the maturity of the obligations under the Credit Agreement and terminated the Banks' agreement to lend under the Credit Agreement, whether or not a payment has been made by WMX under the WMX Guaranty, proceeds of any Collateral, or payments





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in respect of the WMX Claim or the Lenders' Claim (including any amounts received by exercise of set-off), such proceeds or payments (net of the reasonable costs of enforcement and collection) shall be held in trust (until distributed or retained as set forth below) and shall be promptly paid (or retained) as follows:

                          (a) The Lenders' Pro Rata Share of such net proceeds or payments shall be paid to (or retained by) the Agents; and

                          (b) WMX' Pro Rata Share of such net proceeds or payments shall be paid to (or retained by) WMX.

Amounts paid to or retained by the Agents pursuant to clause (a) above shall be applied in accordance with the Lender Documents, and amounts paid to or retained by WMX pursuant to clause (b) above shall be applied in accordance with the WMX Documents; provided, that any amounts so paid to or retained by WMX prior to WMX's having made payment under the WMX Guaranty shall be held by WMX as cash collateral for the Borrowers' contingent obligations under the Reimbursement Agreement. By its consent hereto, each of the Borrowers consents to WMX' so holding or retaining any such proceeds as cash collateral, agrees that such cash collateral need not be segregated, and agrees that WMX may apply such cash collateral to the Borrowers' obligation to reimburse WMX for any payment made by WMX under the WMX Guaranty.

                 Upon the Lenders' receipt of payment in full in cash (including any amounts received by exercise of any set-off) of the Lenders' Claim while the WMX Claim is still outstanding, all further proceeds of Collateral shall be paid to or retained by WMX and applied toward satisfaction of the WMX Claim, and upon payment in full in cash (including amounts received by exercise of any set-off) of the WMX Claim while the Lenders, Claim is still outstanding, all further proceeds of Collateral shall be paid to or retained by the Agents in satisfaction of the Lenders' Claim. If both the Lenders' Claim and the WMX Claim shall have been paid in full (in cash), all further proceeds of Collateral shall be paid to the Borrowers or as otherwise required by law.

                 2.04. Invalidated Payments. To the extent that any payments on the Lenders' Claim or the WMX Claim, or any application of any proceeds of Collateral to the reduction of the Lenders' Claims or the WMX Claim, are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds application, the Lenders' Claim or the WMX Claim, or part thereof, as the case may be, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received.





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                 2.05.    Additional Collateral.  To the extent that either
Agent, any other Lender Party or WMX is granted a lien upon or security interest in any additional real or personal property to secure the repayment or performance of the Lenders' Claim or the WMX Claim, such additional collateral shall be deemed Collateral hereunder, subject to all of the terms and provisions hereof.

                 2.06. Notice of Defaults. (a) The Agents and WMX each agree to use their good faith efforts to give to the other copies of any notice of the occurrence or existence of a Lender Default or a Reimbursement Default, as applicable, sent simultaneously with the sending of such notice to the Borrowers, but the failure to do so shall not affect the validity of any such notice to the Borrowers or create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. The sending of any such notice by or on behalf of a Lender Group shall not give the other Lender Group any obligation or right to cure such Lender Default or Reimbursement Default, as applicable.

                 (b) WMX agrees to give to each of the Agents notice of any default or event of default (which continues beyond any applicable grace period) under any indebtedness of WMX with a principal amount of $50,000,000 or more, or under any of the documents executed in connection with any such indebtedness, such notice to be given within ten (10) days after WMX has notice of any such default or event of default, provided, however, that WMX shall have no liability to the Lender Parties for failure to give such notice with respect to indebtedness of WMX with a principal amount of less than 5% of the stockholders' equity of WMX.

                 2.07. Agency for Perfection. The Agents hereby appoint WMX, and WMX hereby appoints each of the Agents, as agent for purposes of perfecting their respective security interests in Collateral. In the event any party hereto obtains possession of any Collateral, any proceeds arising therefrom shall be applied in accordance with Section 2.03 above. Without limiting the generality of the foregoing, the Issuing and Paying Agent hereby agrees that it shall hold the stock certificates evidencing the issued and outstanding stock pledged pursuant to the "Pledge Agreement" (as defined in the Credit Agreement) as bailee for WMX for purposes of perfecting WMX's lien with respect to such stock as granted under the WMX Documents. Upon indefeasible payment in full in cash of the Lenders' Claim, the Issuing and Paying Agent hereby agrees to deliver the certificates evidencing such stock to WMX, unless the Issuing and Paying Agent has received prior written notice from WMX that the WMX Claim has been paid in full. By its consent hereto, each of the Borrowers hereby authorizes the Issuing and Paying Agent to so deliver the certificates evidencing such stock to WMX upon indefeasible payment in full in cash of the Lenders' Claim and the Issuing and Paying Agent shall have no liability to either Borrower with respect to such





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delivery.  Notwithstanding the foregoing, neither Lender Group makes any representation to the other Lender Group with respect to the perfection or priority of its security interests in any of the Collateral, and neither Lender Group shall be liable to the other for failure to properly perfect its security interests in any of the Collateral.

                 SECTION 3.  Miscellaneous.

                 3.01. Notices. All notices and other communications required or desired to be served, given or delivered hereunder shall be in writing or by a telecommunications device capable of creating a printed record and recording the date and time of transmission, and shall be addressed to the party to be notified as follows:

         if to WMX, at:

                 WMX Technologies, Inc.
                 3003 Butter field Road
                 Oak Brook, Illinois  60521
                 Attention:  Chief Financial Officer
                 Telecopy:  (708) 572-1340

         if to the Issuing and Paying Agent, at

                 Bank of America Illinois
                 231 South LaSalle Street
                 Chicago, Illinois 60697
                 Attention:  Service Industries
                 Telecopy: (312) 828-1974

         if to the Agent, at

                 Citicorp USA, Inc.
                 c/o Citicorp North America, Inc.
                 200 South Wacker Drive
                 31st Floor
                 Chicago, Illinois 60606
                 Attention:  Emily Rosenstock
                             Vice President
                 Telecopy:  (312) 993-1050

or, as to each party, at such other address as designated by such party in a written notice to the other party. All such notices and communications shall be deemed to be validly served, given or delivered (i) three (3) days following deposit in the United States mails, with proper postage prepaid; (ii) upon delivery thereof if delivered by hand to the party to be notified; (iii) one day following delivery thereof to a reputable overnight courier service, with delivery charges prepaid; or (iv) upon confirmation of receipt thereof if transmitted by a telecommunications device.





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                 3.02.    Contesting Liens or Security Interests.  No Lender
Party shall contest the validity, perfection, priority or enforceability of any lien or security interest granted by either Borrower to WMX, or petition any court to equitably subordinate the WMX Claim, and WMX shall not contest the validity, perfection, priority or enforceability of any lien or security interest granted by either Borrower to any Lender Party or petition any court
to equitably subordinate the Lenders' Claim.   All parties agree all future
security interests granted in any of the Collateral during the term of this Intercreditor Agreement are subject to the terms of this Intercreditor Agreement.

                 3.03. No Additional Rights for Borrower or Other Parties Hereunder. This Agreement sets forth certain rights and obligations of the two Lender Groups as between themselves, and is solely for their benefit. In no event shall the Borrowers or any third party obtain any rights with respect to any Lender Party or WMX as a result of this Agreement. Without limiting the generality of the foregoing, if the Agents or WMX shall fail to comply with the terms of this Agreement, the Borrowers agree that they shall not use such failure as a defense to any Enforcement under the Lender Documents and/or the WMX Documents nor assert such failure as a counterclaim or basis for set-off or recoupment of any kind or nature.

                 3.04. Independent Credit Investigations. Neither Lender Group, nor any of the directors, officers, agents or employees of any member of either Lender Group, shall be responsible to the other Lender Group or to any other Person for either Borrower's solvency, financial condition or ability to repay the Lenders' Claim or the WMX Claim, or for statements of either Borrower, oral or written, or for the validity, sufficiency or enforceability of the Lenders' Claim or the WMX Claim, the Lenders' Documents, the WMX Documents, or any liens or security interests granted by either Borrower to any Lender Party or WMX in connection therewith. Each Lender Group has entered into its respective financing agreements with the Borrowers based upon its own independent investigation, and makes no warranty or representation to, nor does it rely upon any warranty or representation of, the other Lender Group with respect to matters identified or referred to in this Section 3.04.


                 3.05. Amendments to Financing Arrangements; Release of Collateral. Each Lender Group, at any time and from time to time, may enter into such agreement or agreements with either Borrower as such Lender Group may deem proper, extending the time of payment of or renewing or otherwise altering, in accordance with the terms of such documents, the terms of the Lender Documents (in the case of the Lender Parties) or the WMX Documents (in the case of WMX) or affecting the security underlying any or all of the Lenders' Claim (in the case of the Lender Parties) or the WMX Claim (in the case of WMX), and may





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exchange, sell, release, surrender or otherwise deal with any such security, without in any way thereby impairing or affecting this Agreement. The Agents and WMX shall each use its good faith efforts to notify the other of any amendment of or modification to the Lender Documents or the WMX Documents, as the case may be, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. The Agents and WMX shall, upon request of the other, provide copies of all such modifications or amendments and copies of all other documentation relevant to the Collateral hereunder.

                 3.06. Amendments. All modifications or amendments of this Agreement must be in writing and duly executed by an authorized officer of each party hereto to be binding and enforceable.

                 3.07. Term. This Agreement shall be effective upon the execution hereof by the parties hereto, and shall continue in effect and may not be revoked by any, of the parties hereto prior to the earliest of (a) the indefeasible payment in full in cash of the Lenders' Claims and the termination of the Lender Documents, (b) the indefeasible payment in full in cash of the WMX Claim and the termination of the WMX Guaranty and the WMX Documents, and
(c) the termination of the WMX Guaranty in accordance with its terms without the WMX Guaranty having been drawn on. The Agreement shall terminate upon the earlier to occur of (a), (b) and (c) above, provided that the provisions of the last paragraph of Section 2.03 shall survive such termination.

                 3.08. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto, but does not otherwise create, and shall not be construed as creating, any rights enforceable by any Person other than the two Lender Groups.

                 3.9. Governing Law. This Agreement shall be governed as to validity, interpretation, enforcement and effect by the laws (including
Section 5-1401 of the General Obligations Law, but otherwise without regard to conflicts of law principles) and decisions of the State of New York.

                 3.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.





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                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.



                                              CITICORP USA, INC., as
                                                Administrative Agent


                                              By:______________________________
                                              Title:


                                              BANK OF AMERICA ILLINOIS, as
                                                Issuing and Paying Agent


                                              By:______________________________
                                              Title:


                                              WMX TECHNOLOGIES, INC.


                                              By:______________________________
                                              Title:


                                              By:______________________________
                                              Title:





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
                                 ACKNOWLEDGMENT


Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions. By executing this Agreement, each of the undersigned agrees to be bound by the provisions hereof as they relate to the relative rights of the Lender Parties and WMX as between themselves, and in the event of any conflict or inconsistency between the terms of this Agreement and the Lender Documents or the WMX Documents (or any such other documents as the case may be), the terms of this Agreement shall govern. Each of the undersigned further agrees, as provided in Section 3.03 of this Agreement, that the terms of this Agreement shall not give such undersigned any rights against any Lender Party or WMX, and agrees that this Agreement may be amended or modified by the Lender Parties and WMX without the consent of the undersigned.



                                              OHM CORPORATION


                                              By:______________________________
                                              Title:


                                              OHM REMEDIATION SERVICES CORP.


                                              By:______________________________
                                              Title:



                                              Dated as of:  May 31, 1995







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